Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-188364
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 6, 2013)

     The Selling Shareholders section in the Company's Prospectus is amended as follows:

Selling Shareholder removed:
                                                       Shares Issuable Upon
      Name                                      Exercise of Series C Warrants
      ----                                      -----------------------------

      M&T Farms LLC                                       50,000

Selling Shareholders added:


                               Shares Issuable                      Share     Percentage
                               Upon Exercise       Shares to      Ownership    Ownership
Name of Selling     Shares       of Series         be sold in       After        After
 Shareholder        Owned        C Warrants      this Offering    Offering     Offering
--------------      ------     --------------    -------------    ---------    ----------

Alessandro Dubini      --           2,000            2,000           --           --
Michael Goding         --          25,000           25,000           --           --
Thomas Goding          --          25,000           25,000           --           --
Michael Ingalls        --           5,000            5,000           --           --
Richard Jackson        --           1,500            1,500           --           --
Robert and Karen
  Trumper              --           1,500            1,500           --           --
Bryan Steyaert         --           1,000            1,000           --           --
Chris Ingalls          --           2,000            2,000           --           --


Changes to existing Selling Shareholders:


                                 Shares Issuable                      Share     Percentage
                                 Upon Exercise       Shares to      Ownership    Ownership
Name of Selling       Shares       of Series         be sold in       After        After
 Shareholder          Owned        C Warrants      this Offering    Offering     Offering
--------------        ------     --------------    -------------    ---------    ----------

Wooden Spoon
 Limited Partnership     --           1,000             1,000           --           --
Lighthouse Capital Ltd   --          30,000            30,000           --           --
